Exhibit 23.2

Accountants’ Consent

The Board of Directors

Partners Financial Corporation

Naples, Florida:

We consent to the use of our report dated June 28, 2005, relating to the balance sheet as of March 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from February 11, 2004 (date of incorporation) to March 31, 2005, and to the use of our name under the caption of “Experts,” in the Post Effective Amendment Number 2 to the Registration Statement on Form SB-2 of Partners Financial Corporation (File Number 333-120068).

HACKER, JOHNSON & SMITH PA

Tampa, Florida

July 8, 2005